                                                                       Exhibit J
                                                                  CONFORMED COPY



                            SHARE PURCHASE AGREEMENT

                                   dated as of

                                February 6, 2004

                                 by and between


                  CAPITAL INTERNATIONAL GLOBAL EMERGING MARKETS
                           PRIVATE EQUITY FUND, L.P.,

                                   as Seller,

                                       and

                           NYE TELENOR EAST INVEST AS,

                                  as Purchaser

                                Table of Contents

1.   Purchase and Sale of Shares; Closing and Manner of Payment ...........    1

     1.1      Agreement to Purchase and Sell Shares .......................    1
     1.2      Purchase Price ..............................................    1
     1.3      Manner of Payment of Purchase Price .........................    1
     1.4      Manner of Delivery of Shares ................................    1
     1.5      Time and Place of Closing ...................................    2

2.   Representations and Warranties .......................................    2

     2.1      General Statement ...........................................    2
     2.2      Representations and Warranties of Purchaser .................    2
     2.3      Representations and Warranties of Seller ....................    3

3.   Covenants ............................................................    4

     3.1      Cooperation .................................................    4
     3.2      Public Announcements ........................................    4

4.   Closing Conditions ...................................................    4

     4.1      Conditions Precedent to the Obligations of Parties ..........    4

5.   Deliveries at Closing ................................................    4

6.   Survival of Representations and Warranties ...........................    5

7.   Termination rights ...................................................    5

     7.1      Termination .................................................    5
     7.2      Procedure and Effect of Termination .........................    5

8.   Miscellaneous ........................................................    5

     8.1      Amendment and Modification ..................................    5
     8.2      Benefit and Assignment ......................................    5
     8.3      No Third-Party Beneficiaries; Obligations Several ...........    5
     8.4      Entire Agreement ............................................    5
     8.5      Expenses ....................................................    6
     8.6      Headings ....................................................    6
     8.7      Choice of Law, Arbitration ..................................    6
     8.8      Notices .....................................................    6
     8.9      Counterparts ................................................    8
     8.10     Currency ....................................................    8

                            SHARE PURCHASE AGREEMENT

      This SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made, executed and delivered as of February 6, 2004 by and between Capital International Global Emerging Markets Private Equity Fund, L.P., a Delaware limited partnership (the "SELLER"), and Nye Telenor East Invest AS, a company organized under the laws of Norway (the "PURCHASER" and, together with the Seller, collectively, the "PARTIES" and, each individually, a "PARTY").

                                   WITNESSETH

      WHEREAS, the Seller owns beneficially 40,000 shares of the common stock, par value $0.01 per share (the "SHARES"), of Golden Telecom, Inc., a Delaware corporation ("GTI" or the "COMPANY"); and

      WHEREAS, the Seller wishes to sell the Shares to the Purchaser and the Purchaser wishes to purchase the Shares from the Seller on the terms and subject to the conditions herein contained;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

1.    Purchase and Sale of Shares; Closing and Manner of Payment

      1.1 Agreement to Purchase and Sell Shares. On the terms and subject to the conditions contained in this Agreement, the Purchaser shall purchase from the Seller, and the Seller shall sell to the Purchaser, the Shares, which shall upon such sale be fully paid and non-assessable and free and clear of all liens, encumbrances, proxies, voting trusts, voting agreements, adverse claims, contractual restrictions on transfer or any other charges (collectively, the "CLAIMS"), except for the restrictions imposed by (a) the Shareholders Agreement dated as of August 19, 2003 among Cavendish Nominees Limited and First NIS Regional Fund SICAV, the Seller, Alfa Telecom Limited ("ALFA"), the Purchaser and the Company (the "SHAREHOLDERS AGREEMENT"), (b) Claims arising by virtue of actions of the Purchaser and (c) applicable law. The Purchaser shall not be obligated to purchase any of the Shares at the Closing unless all of the Shares have been delivered by the Sellers in accordance with Section 1.4 hereof.

      1.2 Purchase Price. The purchase price of the Shares shall be US$29.25 per Share, for a total purchase price of US$1,170,000 (the "PURCHASE PRICE").

      1.3 Manner of Payment of Purchase Price. The Purchase Price shall be paid or satisfied at the Closing (as herein after defined) by wire transfer of immediately available funds to such bank account or accounts as the Seller shall designate by written notice delivered to the Purchaser prior to the Closing.

      1.4 Manner of Delivery of Shares. Following receipt by the Seller of the Purchase Price, the Seller shall deliver to such person as the Purchaser may designate in writing certificates evidencing the Shares, accompanied by duly executed stock powers, in proper form for transfer of such shares to the Purchaser.

      1.5 Time and Place of Closing. The transactions contemplated by this Agreement, including, without limitation, the sale and purchase of the Shares, shall be consummated (the

"CLOSING") at Fried, Frank, Harris, Shriver & Jacobson, 99 City Road, London, EC17 1AX, England on February 11, 2004, or on such other date, and at such time or place, as shall be mutually agreed upon in writing by the Seller and the Purchaser. Notwithstanding the foregoing, it is understood and agreed that the delivery of the certificates representing the Shares and accompanying stock powers shall take place in New York, New York in accordance with Section 5.1 hereof. The date on which the Closing occurs in accordance with this Agreement is referred to in this Agreement as the "CLOSING DATE".

2.    Representations and Warranties

      2.1 General Statement. Except as expressly set forth in this Agreement and the Investor Letter dated the date hereof in the form attached hereto as Exhibit A, addressed to the Seller and executed by the Purchaser (the "INVESTOR LETTER"), the Parties are only making the representations and warranties to each other which are set forth in this Section 2 and no others with respect to the matters contained herein. All such representations and warranties are made as of the date hereof and as of the Closing Date.

      2.2 Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Seller as follows:

            (a) The Purchaser is a company, duly organized, validly existing and in good standing under the laws of Norway and has the power and authority to carry on its business as presently conducted.

            (b) The Purchaser has full corporate power and authority to enter into and perform this Agreement. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized and approved by all requisite corporate action. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar creditors' rights generally and by general principles of equity.

            (c) Neither the execution and delivery of this Agreement nor the consummation by the Purchaser of the transactions contemplated hereby, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of (A) any organizational documents of the Purchaser, (B) any contract or agreement of the Purchaser to which the Company is a party or is bound, or of which the Company is a beneficiary, or (C) any law, rule, regulation, statute or administrative order typically applicable to transactions of this type, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which the Purchaser is a party or by which the Purchaser is bound; or (ii) constitute a material default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Purchaser or to a loss of any material benefit to which the Purchaser is entitled under any provision of any unexpired, undischarged or unsatisfied written or oral agreement, contract, indenture, mortgage, debenture, note or other instrument binding the Purchaser or any material license, franchise, permit or other similar authorization held by the Purchaser, except with respect to clauses (i)(C) and (ii) for such conflicts, defaults or other occurrences that would not have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

            (d) There is no claim, litigation, proceeding or investigation pending or, to the best of the Purchaser's knowledge, threatened, which seeks to enjoin or prohibit, or otherwise question the validity of, any action taken or to be taken by the Purchaser in connection with this Agreement which would have an adverse effect on the Purchaser's ability to perform its obligations hereunder.

            (e) The Purchaser has sufficient cash on hand or enforceable financial commitments from creditworthy sources to allow it to pay the Purchase Price for the Shares, consummate the transactions contemplated hereby, and pay all related fees and expenses as set forth herein at Closing.

      2.3 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

            (a) The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as presently conducted.

            (b) Neither the execution and delivery of this Agreement nor the consummation by the Seller of the transactions contemplated hereby, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of (A) any organizational documents of the Seller, (B) subject to the waiver described in Section 4.1(d), any contract or agreement of the Seller to which the Company is a party or is bound, or of which the Company is a beneficiary, or (C) any law, rule, regulation, statute or administrative order typically applicable to transactions of this type, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which the Seller is a party or by which the Seller is bound; or (ii) constitute a material default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Seller or to a loss of any material benefit to which the Seller is entitled under any provision of any unexpired, undischarged or unsatisfied written or oral agreement, contract, indenture, mortgage, debenture, note or other instrument binding the Seller or any material license, franchise, permit or other similar authorization held by the Seller; or (iii) result in the creation or imposition of any lien or encumbrance on any asset of the Seller, except with respect to clauses (i)(C), (ii) and (iii), for such conflicts, defaults or other occurrences that would not have a material adverse effect on the Seller's ability to perform its obligations hereunder.

            (c) The Seller has full partnership power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder have been duly authorized by all requisite partnership action. This Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as maybe limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar rights of creditors generally and by general principles of equity.

            (d) The Seller is the beneficial owner of the Shares, free and clear of any Claims other than those listed in Section 1.1 hereof.

            (e) The Seller has not employed nor is subject to the valid claim of, any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby, who might be entitled to a fee or commission in connection herewith or therewith.

3.    Covenants

      3.1 Cooperation. Upon the terms and subject to the conditions hereof, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      3.2 Public Announcements. The Parties will consult with one another before issuing any press release or otherwise making any public statement with respect to this Agreement, and shall not issue any such press release or make any such public statement absent mutual agreement thereon except, based on the advice of counsel, as required by applicable law or stock exchange requirement.

4.    Closing Conditions

      4.1 Conditions Precedent to the Obligations of the Parties. The respective obligations of each Party shall be subject to the fulfilment or written waiver at or prior to the Closing of each of the following conditions:

            (a) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by an applicable governmental, regulatory or administrative agency or commission nor any applicable statute, rule, regulation or executive order promulgated or enacted by any applicable governmental authority shall be in effect which would prevent the consummation of the transactions provided for in this Agreement.

            (b) The Purchaser shall have performed in all material respects each of its obligations under this Agreement, including, without limitation, delivery of the items described in Section 5.2.

            (c) The Seller shall have performed in all material respects each of its obligations under this Agreement, including, without limitation, delivery of the items described in Section 5.1.

            (d) The Purchaser shall have delivered to the Seller a waiver, in form and substance reasonably satisfactory to the Seller and duly executed by Alfa, waiving Alfa's rights under Section 4.6 of the Shareholders Agreement.

5.    Deliveries at Closing

5.1 Documents to be Delivered by the Seller. Upon receipt of the Purchase Price, the Seller will deliver or cause to be delivered to a person designated in writing by the Purchaser in New York, New York, certificates representing the Shares, accompanied by duly executed stock powers.

5.2 Documents to be Delivered by the Purchaser. At the Closing, the Purchaser will deliver to the Seller the Purchase Price, in accordance with Sections 1.2 and 1.3 hereof, and a copy of the Investor Letter, duly executed by the Purchaser.

6. Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement or any representations and warranties contained in any certificate, document or instrument delivered pursuant to this Agreement shall survive for a period of six months after Closing.


7.    Termination Rights

      7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written consent of the Parties; or

            (b) by either the Purchaser or the Sellers, if any court of competent jurisdiction or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

      7.2 Procedure and Effect of Termination. In the event of termination pursuant to Section 7.1(b) hereof, notice thereof shall forthwith be given to the other Party and this Agreement shall terminate without further action by any of the Parties. If this Agreement is terminated as provided herein, no Party shall have any liability or further obligation to any other Party; provided, however, that nothing herein will relieve any Party from liability for any breach of this Agreement, and the non-breaching Party will have the right to enforce all available remedies, at law or in equity.

8.    Miscellaneous

      8.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by mutual written agreement of the Parties.

      8.2 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party.

      8.3 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the Parties and their respective heirs, successors and permitted assigns.

      8.4 Entire Agreement. This Agreement and the Investor Letter embody the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No amendment, waiver of compliance with any provision of condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the Party against whom enforcement of any amendment, waiver or consent is sought

      8.5 Expenses. The Parties shall be responsible for the payment of their respective expenses, including legal and accounting fees, in connection with the preparation, negotiation and closing of this Agreement and the transactions contemplated hereby.

      8.6 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

      8.7 Choice of Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any principles of conflicts of law which would result in the application of the laws of another jurisdiction. All claims or other disputes arising out of or in connection with this Agreement will be referred to and finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the "RULES") as follows: (i) the number of arbitrators shall be three (to be appointed in accordance with the Rules); (ii) the place of arbitration shall be London, England; (iii) the language of the arbitration shall be English; and (iv) any award of the arbitrator shall be final and binding and the Parties hereby waive any right to refer any question of law and any right of appeal on the law and/or merits to any court.

      8.8 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by fax, as follows:

            (a)   if to the Purchaser, at:

                  Nye Telenor East Invest AS
                  Snaroyveien 30
                  N-1331 Fornebu
                  Norway
                  Fax No. +47 22 777 475
                  Attn: Tron Ostby

                  with a copy to:

                  Advokatene i Telenor
                  Snaroyveien 30
                  N-1331 Fornebu
                  Norway
                  Fax No. +47 67 892 432
                  Attn: Bjorn Hogstad

            (b)   if to the Seller, at:

                  c/o Capital International Global Emerging Markets Private Equity Fund, L.P.
                  135 South State College Boulevard
                  Brea, CA 90071-1447 U.S.A.

                  Facsimile No.:  +441 (714) 671-7080
                  Attention:  Jim Brown

                  with a copy to:

                  Capital International Limited
                  25 Bedford Street
                  London WC2E 9HN
                  U.K.

                  Facsimile No.: +44 (20) 7864-5768
                  Attention: Ida Levine

                  and to:

                  Capital Research International Inc.
                  25 Bedford Street
                  London WC2E 9HN
                  U.K.

                  Facsimile No.: +44 (20) 7864 5814
                  Attention: Ashley Dunster

                  and to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  99 City Road
                  London EC1Y 1AX
                  U.K.

                  Facsimile No.: +44 (20) 7972 9602
                  Attention: Karen Wiedemann

or to such other person or entity or address as any Party shall specify by notice in writing to the Party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

      8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signatures and such signatures shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

      8.10 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                                      SELLER

                                      CAPITAL INTERNATIONAL GLOBAL EMERGING
                                      MARKETS PRIVATE EQUITY FUND L.P.

                                      By Capital International Investments, LLC, as General Partner

                                      By Capital International, Inc.,
                                      as Managing Member

                                      By /s/Christopher D. Chen
                                         ----------------------
                                         Vice President

                                      PURCHASER

                                      NYE TELENOR EAST INVEST AS


                                      By /s/ Tron Ostby
                                         --------------
                                         Attorney-in-Fact

                                                                       Exhibit A

                           Nye Telenor East Invest AS
                                 Snaroyveien 30
                                 N-1331 Fornebu
                                     Norway

                                February 6, 2004


Capital International Global

Emerging Markets Private Equity Fund, L.P.

135 South State College Boulevard

Brea, CA 90071-1447

U.S.A.

                                 INVESTOR LETTER

Ladies and Gentlemen:

RE: PURCHASE FROM CAPITAL INTERNATIONAL GLOBAL EMERGING MARKETS PRIVATE EQUITY FUND, L.P. (THE "SELLER") OF COMMON STOCK (THE "SECURITIES") OF GOLDEN TELECOM INC. (THE "COMPANY")

In connection with the purchase of Securities from the Seller, the undersigned represents, warrants, agrees and acknowledges as follows:

1 The undersigned is acquiring the Securities for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

2 The undersigned has two representatives, and CIG has one representative, on the Board of Directors of the Company. As a result, the undersigned and CIG have, and have access to, the same information concerning the Company and its affiliates, which information may include non-public information concerning the Company and its affiliates. In addition, the undersigned has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of an investment in shares of common stock of the Company. The undersigned has independently and without reliance on CIG, and based on such information as the undersigned has deemed appropriate in its independent judgment, made its own analysis and decision to purchase additional Securities from CIG and is not relying on any representation or warranty, express or implied, by CIG regarding its decision to enter into such purchase transaction. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

3 The undersigned has the ability to bear the economic risk of the undersigned's investment in the Securities, has adequate means of providing for its current and contingent needs, has no need for liquidity with respect to its investment in the Securities, and is able to sustain a complete loss of its investment in the Securities.

4 The jurisdiction in which any offer to purchase Securities hereunder was made to or accepted by the undersigned is the jurisdiction shown as the undersigned's address on the cover letter which accompanied this investor letter.

5 The undersigned satisfies any and all standards for investors in investments of the type subscribed for herein imposed by the jurisdiction of the undersigned's residence or otherwise.

6 The undersigned understands that (i) the Securities have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company to the Seller and their transfer from the Seller to the undersigned in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws, and that they bear a legend to that effect, and (ii) the Securities must be held by the undersigned indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

7 The undersigned understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the undersigned) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales of Securities acquired hereunder in limited amounts.

8 Either (A) the undersigned is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) or (B) (i) the undersigned is not a U.S. person (as such term is defined in Regulation S under the Securities Act) and is not acquiring the Securities for the account or benefit of any U.S. person; (ii) the undersigned acknowledges and agrees that the sale of the Securities by the Seller to the undersigned is made pursuant to, and the Securities may not be offered or resold within the United States by the undersigned or any other beneficial owner of the Securities except pursuant to, the registration requirements of the Securities Act or pursuant to an exemption therefrom; and (iii) the undersigned agrees not to engage in hedging transactions with regard to the Securities except in compliance with the Securities Act.

9 The undersigned has engaged Morgan Stanley as its investment banker in connection with transactions involving shares of common stock of the Company, including the Securities. The undersigned will be solely responsible for any fees or commissions payable to Morgan Stanley, and the undersigned has not incurred any actual or potential liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders' fees in connection with the purchase of Securities for which the Seller would be liable.

10 The undersigned is not relying on the Seller or the Seller's directors and officers or any of their respective affiliates with respect to individual legal, tax and other economic considerations involved in this investment. The undersigned acknowledges that it has made and is solely responsible for making its own independent evaluation of the economic and other risks involved in investing in the Securities.

11 The undersigned acknowledges and understands that any certificate evidencing the Securities will bear a legend to the effect of the foregoing restrictions.

12 The undersigned understands that the foregoing representations, warranties, agreements and acknowledgements are required in connection with United States and other securities laws and that the Seller and its affiliates and others will rely upon the truth and accuracy of the foregoing representations, warranties, agreements and acknowledgements. The undersigned irrevocably authorises the Seller to produce this letter to any interested party in any administrative or legal proceeding or official enquiry with respect to the matter set forth therein.

Very truly yours,

Nye Telenor East Invest AS


By ____________
   Tron Ostby
   Attorney-in-Fact